UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/14/2014

First Data Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-11073

Delaware	47-0731996
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5565 Glenridge Connector, N.E.
Suite 2000
Atlanta, Georgia 30342
(Address of principal executive offices, including zip code)

(404) 890-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Director

        On April 14, 2014, the Board of Directors (the "Board") of First Data Corporation (the "Company") voted to expand the number of directors that constitute the Board from six to seven and elected Heidi G. Miller as a director of the Company. Prior to retiring in 2012, Ms. Miller was president of JPMorgan International, a division of JPMorgan Chase & Co. Before that she served as CEO of JPMorgan Chase's Treasury and Security Services, leading 35,000 people in 50 countries. Ms. Miller also served as executive vice president and chief financial officer for Bank One Corporation and has held other CFO positions including at the Travelers Group and later at Citigroup. The Board may appoint Ms. Miller to one or more committees of the Board but any appointment will be determined at a future date.

        There are no arrangements or understandings between Ms. Miller and any other person pursuant to which she was selected to become a member of the Board. There also are no transactions between Ms. Miller and the Company or any subsidiary of the Company that are reportable under Item 404(a) of Regulation S-K.

Election to Parent Company Board of Directors and Compensation

        First Data Holdings Inc., the parent company of the Company ("Holdings"), also elected Ms. Miller to its board of directors and she will receive the compensation for nonemployee directors not associated with Kohlberg Kravis Roberts & Co. that has been set by the Holdings Board of Directors.   That compensation consists of an annual cash retainer of $75,000 paid in quarterly installments. Such directors also receive a restricted stock award of shares of common stock of Holdings with a value of $125,000 on the date of election. For Ms. Miller, the number of shares will be 31,250 shares. The awards will vest upon the later of 3 years from the date of grant or the expiration of the lockup period following an initial public offering of shares of Holdings. Such directors also receive a grant of options to acquire 500,000 shares of common stock of Holdings with a strike price equal to the fair market value at the date of grant as determined by the Holdings Board of Directors. For Ms. Miller, the strike price will be $4 per share. The grant date is the date of election to the Board and the options will vest equally over three years on the anniversary of the grant and have a ten-year term. Ms. Miller also will be eligible to defer the cash retainer under the Director Deferred Compensation Plan.

Departure of Chief Financial Officer

        On April 17, 2014, the Company announced that over the next several months Ray Winborne will be transitioning from his role as the Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: April 18, 2014	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary